Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-280091) on Form S-8 of our report dated February 17, 2025, with respect to the consolidated financial statements of Waystar Holding Corp.

/s/ KPMG LLP

Indianapolis, Indiana
February 17, 2025